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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 33-113478 of East West Bancorp, Inc. on Form S-3 of our report dated March 8, 2004, appearing in the Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Los Angeles, California March 31, 2004

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  Exhibit 23.1